                                                                     Exhibit 4.7

                             ARTICLES OF AMENDMENT
                                      TO
                      RESTATED ARTICLES OF INCORPORATION
                                      OF
                            CELL THERAPEUTICS, INC.
                      UNDESIGNATING SERIES A AND SERIES B
                          CONVERTIBLE PREFERRED STOCK

     Cell Therapeutics, Inc., a Washington corporation, by James A. Bianco, M.D., its duly elected and qualified President, hereby provides the following information and delivers to the Secretary of State of the State of Washington for filing, in duplicate, these Articles of Amendment pursuant to RCW 23B.06.020(5), RCW 23B.10.020(6) and RCW 23B.10.060(5).

     1.  NAME. The name of the corporation is Cell Therapeutics, Inc.

     2. TEXT OF AMENDMENTS. Pursuant to the corporation's Restated Articles of Incorporation, the amendment undesignates the corporation's Series A Convertible Preferred Stock and Series B Convertible Preferred Stock. As of the date of the amendment there are no shares of the corporation's Series A Convertible Preferred Stock outstanding and no shares of the corporation's Series B Convertible Preferred Stock outstanding. The amendment will restate Paragraphs
(a) and (b) of Article II, Section 2 in their entirety. Following is the text of the amendments adopted:

            "(a)  RESERVED"

            "(b)  RESERVED"

     3. ADOPTION. The foregoing amendment to the Restated Articles of Incorporation of the Corporation was duly adopted pursuant to the Washington Business Corporation Act at a meeting of the Board of Directors of the Corporation held on June 18, 1997. Pursuant to the Washington Business Corporation Act and the Corporation's Restated Articles of Incorporation, no shareholder action was required to effect these amendments.
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      IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to Restated Articles of Incorporation to be executed in duplicate as of June 18, 1997.

                                                CELL THERAPEUTICS

                                                By:    /s/ James A. Bianco
                                                   ----------------------------
                                                       James A. Bianco, M.D.
                                                             President
Attest:

   /s/ Michael J. Kennedy
----------------------------
     Michael J. Kennedy
         Secretary

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